Exhibit 10.24



August 20, 2004                                                    $2,000,000.00
Ozone Park, New York



                             SECURED PROMISSORY NOTE


     High-Rise Electric, Inc., a Delaware corporation with a place of business at 11-30 47th Avenue, Long Island City, NY 11101 (the "Borrower"), for value received, hereby promises to pay to the order of Gary Segal, an individual with offices at 101-32 101st Street, Ozone Park, New York 11416 (the "Holder") on the due date set forth below, or on such earlier date as set forth below (in either event, the "Maturity Date"), the principal sum of TWO MILLION DOLLARS ($2,000,000.00) (the "Principal Amount"), with interest thereon at the rate of 5.5% per annum (equal to one point above the prime rate as announced by Citibank on the date hereof) and adjusted on the first day of each month commencing October 1, 2004 to one point above the then prime rate. All payments hereunder shall be made at the offices of the Holder, in such coin or currency which shall constitute legal tender of the United States. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

1.       DUE DATE; INTEREST, PRIORITY OF PAYMENT; REDUCTION IN PRINCIPAL AMOUNT.

     (a) The Principal Amount shall be due and payable, along with all accrued and unpaid interest thereon, by no later than seventy-five (75) days after written notice is given from the Holder to the Borrower demanding payment, provided, however, that such written notice may not be given prior to thirty days from the date of this Note.

     (b) Interest shall commence accruing on the date hereof, and shall be due and payable monthly commencing on October 1, 2004 and on the first (1st) day of each and every month thereafter until the Principal Amount is paid in full.

     (c) Any payments hereunder will be applied in the following order of priority: first to the payment of any fees, expenses or other costs the Borrower is obligated to pay hereunder; next to any accrued and unpaid interest due and owing by the Borrower to the Holder and then to the unpaid principal balance of this Note.

     (d) Borrower shall have the right to prepay this Note, in whole or in part, at any time without penalty, but shall label each such payment as a prepayment.


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2.       PAYMENT OF COSTS AND EXPENSES.

     The Borrower shall pay all direct costs and expenses, including, without limitation, reasonable attorneys' fees and all expenses and disbursements of counsel, in connection with the enforcement, after the occurrence of an Event of Default (as such term is defined below) hereunder, following the expiration of any notice and cure period expressly provided for herein, of any of the Holder's rights against the Borrower under this Note (whether or not suit is instituted by or against the Holder).

3.       EVENTS OF DEFAULT.

     (a) The Principal Amount and all interest thereon accrued and unpaid shall immediately become due and payable upon written demand made by the Holder if one or more of the following events, herein called "Events of Default," shall occur:

          (1) Default in the payment of the principal or interest on this Note, when the same shall become due and payable, whether by acceleration or otherwise;

          (2) Default in the due observance or performance of any covenant, condition or agreement (other than as set forth in (1) above) on the part of (i) the Borrower to be observed or performed pursuant to the terms hereof or the terms of the Security Agreement delivered in connection herewith, or (ii) DualStar Technologies Corporation to be observed or performed pursuant to the terms of the Guarantee or the Pledge delivered in connection herewith, and the failure to cure such breach within any expressly specified cure period provided herewith or therewith or, if no such cure period exists, within ten (10) days after notice thereof from Holder to Borrower;

          (3) one or more final judgments or decrees (or demands from sureties or labor unions (other than notices from labor unions for payroll and/or employee benefits in the ordinary course of business and within the time allowed under the collective bargaining agreement)) shall be entered (or demanded) against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $400,000 or more;

          (4) Application for, or consent to, the appointment of a receiver, trustee or liquidator for the Borrower or its property;

          (5) Admission in writing of the Borrower's inability to pay its debts as they mature;

          (6)  General assignment by the Borrower for the benefit of creditors;

          (7) Filing by the Borrower of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

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          (8)  Entry against the Borrower of a court order approving a petition filed against it under the federal bankruptcy law.

     (b) The Borrower agrees that notice of the occurrence of any Event of Default 2(i) or (3)-(8) will be promptly given by Borrower to the Holder at its registered address by certified mail.

     (c) From and after maturity or acceleration of the Note, whichever shall first occur, interest shall be payable on the entire unpaid balance, until paid in full, at an annual rate equal to the lesser of fifteen percent (15%) or the highest rate permitted by law.

4.       MISCELLANEOUS.

     (a) This Note shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to the choice of law or conflict of law principles thereof).

     (b) Except as otherwise provided herein, the Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof. No delay or omission on the part of the Holder in exercising or enforcing any of its right, powers, privileges or remedies hereunder (collectively, "Rights") shall operate as a waiver thereof, and a waiver of any Rights on any one occasion shall not be construed as a bar to or waiver of any Rights on any future occasion. THE BORROWER, IN ANY LITIGATION IN WHICH THE HOLDER AND THE BORROWER SHALL BE ADVERSE PARTIES, WAIVES THE RIGHT TO INTERPOSE A DEFENSE, COUNTERCLAIM OR SET OFF OF ANY NATURE.

     (c) In the event that any court having jurisdiction shall determine that any covenant or other provision contained in this Note shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of this Note shall nevertheless remain in full force and effect.

     (d) Any legal action or proceeding with respect to this Note shall be brought in the courts of New York State, County of Nassau, or of the United States of America for the Eastern District of New York, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Borrower and the Holder hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (1) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (2) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note. Each of the Borrower and the Holder irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner provided in paragraph (f) of this
Section 4.

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     (e) This Note shall be binding upon the Borrower and his respective successors and permitted assigns and shall inure to the benefit of the Holder and its successors and permitted assigns. The rights and obligations under this Note shall not be assigned by the Borrower without the prior written consent of the Holder, which may be given or withheld in its sole discretion. Holder may assign this Note to any entity controlled by Holder and/or in which Holder has a majority interest.

     (f) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (1) delivered by hand, (2) sent by reputable overnight courier by next day, priority, or (3) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Holder:                  Gary Segal
                                            101-32 101st Street
                                            Ozone Park, New York 11416.

         With a copy to:                    Moritt Hock Hamroff & Horowitz LLP.
                                            400 Garden City Plaza, Suite 202
                                            Garden City, NY 11530
                                            Attn:  Eric M. Mencher, Esq.

         If to the Borrower:                High-Rise Electric, Inc.
                                            11-30 47th Avenue
                                            Long Island City, NY 11101
                                            Attn:  President

         With a copy to:                   Thompson Hine LLP
                                           One Chase Manhattan Plaza, 58th Floor
                                           New York, NY 10005
                                           Attn: Eileen P. McCarthy, Esq.



     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (1) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (2) if sent by overnight courier, next day priority, on the next business day following the day such notice is delivered to the courier service, or (3) if sent by registered or certified mail, return receipt requested, on the second business day following the day such mailing is made.

     (g) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the Borrower and Holder.

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     (h) This Note is secured by, and Holder has all rights under, the Guarantee and the Pledge Agreement delivered by DualStar Technologies Corporation, and the Security Agreement delivered by Borrower in connection herewith.

     IN WITNESS WHEREOF, the Borrower has signed this Note on this 20th day of August, 2004.

                                      HIGH-RISE ELECTRIC, INC.

                                      By:    /s/
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                                             Name:
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                                             Title:
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